The Mexico Fund, Inc.

Monthly Summary Report
April 2014

Prepared By:

Impulsora del Fondo México, sc
Investment Advisor to the Fund

The information presented in this report has been derived from the sources indicated. Neither The Mexico Fund, Inc. nor its Adviser, Impulsora del Fondo México, S.C., has independently verified or confirmed the information presented herein.

April 30, 2014

I. The Mexico Fund Data	End of Month	One Month Earlier	One Year Earlier
Total Net Assets1 (million US$)	$396.61	$405.25	$437.60
NAV per share	$26.53	$27.11	$32.64
Closing price NYSE2	$26.22	$26.99	$35.77
% Premium (Discount)	(1.17%)	(0.44%)	9.59%
Shares traded per month2 (composite figures)	1,179,235	1,207,009	2,160,545
Outstanding shares3	14,949,038	14,947,072	13,408,785
Shares on Short Interest Position2	23,826	8,626	255,654

Note: Past performance is no guarantee of future results.

II. Performance4	1 Month	3 Months	6 Months	1 Year
Market price	-0.24%	-2.33%	-3.52%	-18.23%
NAV per share	0.49%	1.58%	-0.83%	-9.33%
Bolsa IPC Index	0.57%	1.89%	-0.03%	-8.92%
MSCI Mexico Index	0.46%	1.85%	-0.62%	-8.18%

	2 Years	3 Years	5 Years	10 Years
Market price	30.19%	26.92%	203.80%	338.97%
NAV per share	18.87%	13.93%	162.20%	308.79%
Bolsa IPC Index	6.13%	1.91%	114.13%	330.71%
MSCI Mexico Index	7.36%	6.44%	119.45%	287.54%

III. The Mexican Stock Exchange	End of Month	One Month Earlier	One Year Earlier
Bolsa IPC Index5	40,711.56	40,461.60	42,263.48
Daily avg. of million shares traded	294.9	349.5	387.4
Valuation Ratios6: P/E	20.54	19.24	21.05
P/BV	2.79	2.71	3.07
EV/EBITDA	9.29	10.92	9.76
Market capitalization (billion US$)	$507.71	$551.63	$608.75

1 Source: Impulsora del Fondo México, S.C. (Impulsora). Impulsora utilizes the spot exchange rate, provided by Bloomberg, to calculate the Fund’s Net Asset Value per share (NAV). The NAV is published every business day on the Fund’s website www.themexicofund.com.
2 Source: NYSE Euronext. Short interest position as of first fortnight of every month.
3 During April 2014, the Fund issued 1,966 shares under its Equity Shelf Program.
4 Sources: Lipper, Inc., Bloomberg and Impulsora del Fondo México, S.C. Periods ended on the last US business day of the date of this report. Performance figures take into account the reinvestment of distributions.
5 Source: Mexican Stock Exchange.
6 Source: Impulsora del Fondo México, S.C. Figures represent the average obtained from a representative sample of companies listed on the Bolsa. P/E refers to Price/Earnings, P/BV refers to Price/Book Value and EV/EBITDA refers to Enterprise Value/Earnings before Interests, Taxes, Depreciation and Amortization.

IV. The Mexican Economy.
	End of Month	One Month Earlier	One Year Earlier
Treasury Bills7
One month	3.23%	3.17%	3.82%
Six months	3.49%	3.46%	3.97%
One year	3.66%	3.67%	4.10%
Long-term Bonds
Three years	4.72%	4.80%	4.27%
Five years	5.07%	5.06%	4.15%
Ten years	6.15%	6.32%	5.00%
20 years	7.12%	6.89%	5.37%
30 years	7.20%	N.A.	N.A.
Currency Market8
Exchange Rate (Ps/US$)	Ps. 13.0793	Ps. 13.0580	Ps. 12.1340

	Month	Year to Date	Last 12 Months
Inflation Rates on Previous Month
Consumer Price Index9 (CPI)	0.27%	1.43%	3.76%

V. Economic Comments.

According to results of the monthly poll conducted during April 2014 by Mexico’s Central Bank (Banxico), economic analysts of the private sector estimate that Mexico’s gross domestic product (GDP) will increase 3.0% during 2014 and 3.9% during 2015. The inflation rate is estimated by analysts to be 3.9% for 2014 and 3.6% for 2015. The exchange rate of the peso against the dollar is expected to end 2014 at Ps. 13.01 and at Ps. 12.97 towards the end of 2015, while the interest rate for the 28-day Cetes (Treasury Bills) is estimated to be 3.5% and 4.0% for the same periods. The complete results of this and past polls are available at Banxico’s website, located at www.banxico.org.mx.

 7 Monthly average of weekly auctions as published by Banco de México. N.A. means no auction for such instrument was scheduled for this month.
 8 Sources: Bloomberg and Banco de México.
 9 Source: Banco de México.

VI. Portfolio of Investments As of April 30, 2014 (Unaudited)

			Percent of
Shares Held	COMMON STOCK - 97.32%	Value	Net Assets
	Airports
700,000	Grupo Aeroportuario del Sureste, S.A.B. de C.V. Series B	$8,567,431	2.16%
1,500,000	Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. Series B	5,512,910	1.39
		14,080,341	3.55
	Beverages
1,500,000	Arca Continental, S.A.B. de C.V.	9,560,145	2.41
3,980,000	Fomento Económico Mexicano, S.A.B. de C.V. Series UBD	36,330,094	9.16
2,215,000	Organización Cultiba, S.A.B. de C.V. Series B	3,649,526	0.92
		49,539,765	12.49
	Building Materials
28,600,000	Cemex, S.A.B. de C.V. Series CPO	36,582,845	9.22

	Chemical Products
4,800,000	Alpek, S.A.B. de C.V. Series A	8,257,323	2.08
3,970,000	Mexichem, S.A.B. de C.V.	14,779,025	3.73
		23,036,348	5.81
	Construction and Infrastructure
708,000	Promotora y Operadora de Infraestructura, S.A.B. de C.V.	9,898,456	2.50

	Consumer Products
7,000,000	Kimberly-Clark de México, S.A.B. de C.V. Series A	18,202,044	4.59

	Energy
1,240,000	Infraestructura Energética Nova, S.A.B de C.V.	6,458,205	1.63

	Financial Groups
1,200,000	Banregio Grupo Financiero, S.A.B. de C.V. Series O	6,937,068	1.75
4,650,000	Grupo Financiero Banorte, S.A.B. de C.V. Series O	30,834,563	7.77
5,500,000	Grupo Financiero Santander Mexicano, S.A.B de C.V. Series B	13,082,122	3.30
		50,853,753	12.82
	Food
1,360,000	Gruma, S.A.B. de C.V. Series B	12,018,136	3.03
3,000,000	Grupo Bimbo, S.A.B. de C.V. Series A	8,289,434	2.09
1,000,000	Grupo Herdez, S.A.B. de C.V.	2,972,636	0.75
4,000,000	Grupo Lala, S.A.B. de C.V. Series B	9,266,551	2.34
		32,546,757	8.21
	Holding Companies
7,250,000	Alfa, S.A.B. de C.V. Series A	19,096,014	4.82
790,000	Grupo Carso, S.A.B. de C.V. Series A1	4,016,652	1.01
		23,112,666	5.83
	Mining
10,000,000	Grupo México, S.A.B. de C.V. Series B	30,039,834	7.57

	Restaurants
2,500,000	Alsea, S.A.B. de C.V.	8,637,695	2.18

Shares			Percent of
Held	COMMON STOCK	Value	Net Assets
	Retail
1,440,000	El Puerto de Liverpool, S.A.B. de C.V. Series C-1	14,833,454	3.74
11,570,000	Wal-Mart de México, S.A.B. de C.V. Series V	29,262,698	7.38
		44,096,152	11.12
	Steel
198,000	Ternium, S.A.	5,674,639	1.43

	Telecommunications Services
33,000,000	América Móvil, S.A.B. de C.V. Series L	33,203,612	8.37

	Total Common Stock	$385,963,112	97.32%

	SHORT-TERM SECURITIES – 2.64%
Principal Amount
	Repurchase Agreements
$7,349,809	BBVA Bancomer, S.A., 3.45%, dated 04/30/14, due 05/02/14 repurchase price $7,351,218 collateralized by Bonos del Gobierno Federal.	7,349,809	1.85%
	Time Deposits
$3,140,273	Comerica Bank, 0.02%, dated 04/30/14, due 05/01/14	3,140,273	0.79
	Total Short-Term Securities	10,490,082	2.64
	Total Investments	396,453,194	99.96
	Other Assets in Excess of Liabilities	155,446	0.04
	Net Assets Equivalent to $26.53 per share on 14,949,038 shares of capital stock outstanding	$396,608,640	100.00%

VII. The Mexico Fund, Inc. Charts

Price, NAV and Volume
April 2014
28.50
27.50
26.50
25.50
US$ per share
200,000
180,000
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
0
shares traded
Volume
Price
NAV
1
2
3
4
7
8
9
10
11
14
15
16
17
21
22
23
24
25
28
29
30

Sources: **NYSE Euronext and Impulsora del Fondo México, S.C. Past performance is no guarantee of future results.**

VII. The Mexico Fund, Inc. Charts (continued)